                                                                   EXHIBIT 10.10

                              AMENDMENT NUMBER 1 TO
                                LICENSE AGREEMENT

This amendment Number 1 is entered into effective as of September 14, 1998 by and between ShowCase Corporation and Hyperion Solutions Corporation (formerly Hyperion Software Corporation) for the purpose of modifying the License Agreement between the parties dated effective April 1, 1998 (the "Agreement").

1. The name of Hyperion Software Corporation has been changed to Hyperion Solutions Corporation.

2. Unless otherwise defined in this Amendment 1, each capitalized term used herein has the same meaning as that given to it in the Agreement.

3. Section 1.1 of the Agreement is replaced in its entirety with the following:

         "1.1 "Authorized Partner" is defined as (a) a software reseller with a contractual relationship with Hyperion or ShowCase which adds value by providing its own or third party applications in addition to the Essbase Software or other Hyperion software products, or the ShowCase AS/400 Port, respectively, or (b) a systems integrator (service companies such EDS and Andersen Consulting), OEM, or other entity approved in writing by the other party. Under no circumstance may (*) be a Hyperion Authorized Partner for the ShowCase AS/400 Port without the written approval of ShowCase, while ShowCase retains exclusive distribution rights to the ShowCase AS/400 Port in accordance with section 2.1."

4. Section 1.2 of the Agreement is replaced in its entirety with the following:

         "l.2 "Essbase Software" is defined as the Essbase Server, the Essbase Application Manager, the Spreadsheet Client, the Essbase Application Tools, Wired for OLAP, and Wired for the Web, existing as of the effective date of this Agreement, and any future releases of such products developed or distributed by Hyperion. Hyperion agrees to negotiate in good faith to expand the definition of Essbase Software to include other software products not specified above that are either developed or distributed by Hyperion after the effective date of this agreement."

5.       New Sections 1.6 through 1.8 are added to the Agreement as follow:

         "1.6 "IBM AS/400 DB2/OLAP" is defined as a customized version of the ShowCase AS/400 Port, which is intended for use by end users using IBM's DB2 relational storage and/or IBM's direct successor to DB2 and excludes Wired for OLAP and Wired for the


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         Web. Unless the context indicates otherwise, all references in this Agreement to the ShowCase AS/400 Port include IBM AS/400 DB2/OLAP."

         "1.7 "Moral Rights" is defined as personal rights associated with authorship of a work under applicable law. These include the right to approve modifications and to require authorship identification."

         "1.8 "Harmful Code" is defined as any code, programming instruction or set of instructions that is intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files, or hardware without the consent or intent of the computer user. It is expressly understood and agreed that license management devices such as license keys, limitation of the number of concurrent users to the maximum number authorized, and time-out devices in evaluation versions of any software shall not be considered to be Harmful Code."

6. Section 2.2 of the Agreement is replaced in its entirety with the following:

         "2.2 Grant of License to Distribute Essbase Software on Non-AS/400 Platforms. Hyperion hereby grants to ShowCase a non-exclusive, worldwide license (subject to Sections 2.8 and 4.2) to distribute and sublicense the Essbase Software (i.e., all Essbase Software not ported to the AS/400 platform) to end users directly and through its Authorized Partners, subject to the terms of this Agreement. ShowCase may not use an Authorized Partner for the distribution of Essbase Software not ported to the AS/400 platform, if such Authorized Partner was an existing partner of Hyperion as of April 1, 1998, without the prior written consent of Hyperion, which consent will not be unreasonably withheld. Any distribution by systems integrators and other independent software vendors must be approved in writing in advance by Hyperion, which approval will not be unreasonably withheld. The end user customer shall execute a software license agreement containing terms no less restrictive than, and at least as protective of Hyperion's intellectual property rights as, those contained in Hyperion's Software License Agreement attached to this Agreement. ShowCase's right to distribute and sublicense Essbase Software on non-AS/400 Platforms, both directly and through its Authorized Partners, shall be subject to the following conditions:

                  "a. The end users must also license the ShowCase Warehouse Manager and Warehouse Builder products or replacement versions of such products and data must reside on or originate from an IBM AS/400; or

                  "b. The end users must license a ShowCase business application built upon the Essbase Software and that adds significant value to the Essbase Software."

7. Section 3.1 of the Agreement is replaced in its entirety with the following:

         "3.1 Grant of License to Distribute ShowCase AS/400 Port. Notwithstanding the grant to ShowCase of the exclusive license set forth in Section 2.1, Hyperion hereby reserves to itself the right to distribute and sublicense the ShowCase AS/400 Port directly and through Hyperion's Authorized Partners. Hyperion may not use an Authorized Partner for the distribution of the ShowCase AS/400 Port, if such Authorized Partner was an existing partner of ShowCase as of April 1, 1998, without the prior written consent of ShowCase, which consent will not be unreasonably withheld. Any distribution by systems integrators and other independent software vendors must be approved in writing in advance by ShowCase, which approval will not be unreasonably withheld. The end user customer shall execute a software license agreement containing terms no less restrictive than, and at least as protective of ShowCase's intellectual property rights as, those contained in ShowCase's Software License Agreement attached to this Agreement. ShowCase acknowledges that Hyperion's Software License Agreement attached to this Agreement satisfies the foregoing requirement. ShowCase shall be responsible for the delivery of the ShowCase AS/400 Port to such end users. For sales of full use licenses of the ShowCase AS/400 Port by Authorized Partners, any additional sales to that particular end user (whether to a different department, division or location of the end user) shall be made by the Authorized Partner or ShowCase, and not Hyperion or its Authorized Partners. Hyperion's right to distribute and sublicense the ShowCase AS/400 Port in a given transaction through its own direct field sales force shall be subject to the following conditions (which conditions shall not apply to Authorized Partners):

                  "a. Limited to end user sales in countries where Hyperion has direct sales; and

                  "b. Hyperion's total revenue from the transaction must exceed $ (*) and at least (*) percent of the established gross revenue before royalties and discounts of the Essbase Software must be on platforms other than the AS/400 or its direct successor; or

                  "c. The end user must be an Hyperion substantial customer. An Hyperion substantial customer is an existing Hyperion customer who has purchased software licenses and services from Hyperion totaling at least $ (*) during the 12 months immediately preceding the transaction in question; or

                  "d. ShowCase declines to participate in the transaction after being notified of it in writing."

8. The second sentence of Section 5.1 of the Agreement is deleted in its entirety and replaced by the following:

         "ShowCase will pay Hyperion (*) percent of Hyperion's then-current local country list price for the ShowCase AS/400 Port (excluding the ported Wired for OLAP and Wired for the Web products) and (*) percent of Hyperion's then-current local country list price for the non-ported Essbase Software (including the Wired for OLAP and Wired for the


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         Web products), whether the sale is directly by ShowCase or by a ShowCase Authorized Partner. In addition, for any sales recorded after January 31, 1999, ShowCase will pay Hyperion (*) percent of Hyperion's then-current local country list price for the ported Wired for OLAP and Wired for the Web products (with both the client and server portions being distributed together to a particular customer), whether the sale is directly by ShowCase or by a ShowCase Authorized Partner. ShowCase's rights and obligations with respect to Wired for OLAP and Wired for the Web products prior to January 31, 1999 are governed by that certain agreement between ShowCase and AppSource Corporation (a wholly-owned subsidiary of Hyperion)."

9. The third sentence of Section 5.2 of the License Agreement is deleted in its entirety and replaced by the following:

         "For restricted use license sales of the ShowCase AS/400 Port (excluding the Wired for OLAP and Wired for the Web products) made by ShowCase's Authorized Partners, ShowCase shall pay Hyperion a royalty of (*) percent of Hyperion's then-current local country list price."

10. Section 5.3 of the License Agreement is hereby deleted in its entirety and replaced by the following:

         "For sales made by (*) or its channels of the ShowCase AS/400 Port (excluding the ported Wired for OLAP and Wired for the Web product), ShowCase shall pay Hyperion a royalty of (*) percent of Hyperion's then-current local list price. In addition, ShowCase will pay Hyperion (*) percent of the net royalty from (*) or its channels (with a floor of (*)% of Hyperion's local country list price in effect as of the effective date of this Agreement) for the Wired for OLAP and Wired for the Web products (with both the client and server portions being distributed together to a particular customer)."

11.      A new Section 11.0 is added to the Agreement as follows:

         "1.0 Hyperion Warranties

                  "(a) Hyperion warrants that it has full legal rights to grant the rights granted to ShowCase herein. Hyperion's sole obligation in the event of a breach of this warranty is stated in Sections 11.3 and 11.4 of the Agreement.

                  "(b) Hyperion warrants that it is not under, and will not assume, any obligation that conflicts with Hyperion's obligations or the rights and licenses granted in this Agreement.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  "(c) Hyperion warrants that there are no proceedings or claims pending or threatened against Hyperion that relate to the Essbase Software or the Technical Information.

                  "(d) Hyperion warrants that neither the Essbase Software nor the Technical Information infringes any patent, copyright, trademark or other intellectual property rights of a third party. Further, Hyperion warrants that the Essbase Software and Technical Information have not been the basis of a claim of infringement threatened or asserted against Hyperion or, to the best of Hyperion's knowledge, anyone else.

                  "(e) Hyperion warrants that it has the right to modify the Essbase Software and the Technical Information, and that no attribution other than to Hyperion is required in connection therewith.

                  "(f) Hyperion warrants that the source code that Hyperion delivers as part of the Technical Information under this Agreement corresponds to the current release or version of the Essbase Software on the date of such delivery, Hyperion's sole obligation in the event of a breach of this warranty is to deliver the appropriate version of the source code.

                  "(g) Hyperion warrants that the Essbase Software and applicable Technical Information delivered to Licensee hereunder will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner, and with substantially similar functionality, as such Software records, stores, process and presents calendar dates on or before December 31, 1999. Hyperion's sole obligation in the event of a breach of this warranty is to repair or replace the non conforming Essbase Software or Technical Information.

                  "(h) Hyperion warrants that any person or entity having Moral Rights with respect to any materials assigned, delivered or licensed by Hyperion to ShowCase hereunder shall not assert any Moral Rights with respect to those materials. Hyperion acknowledges that ShowCase's exercise of rights and licenses hereunder shall not violate any Moral Rights of Hyperion, and Hyperion agrees not to assert any Moral Rights Hyperion has or may have in the Essbase Software against ShowCase in its exercise of rights and licenses hereunder.

                  "(i) Hyperion warrants that, to the best of its knowledge, the Essbase Software and Technical Information, as delivered by Hyperion to ShowCase hereunder, is not contaminated by Harmful Code, and that Hyperion has implemented a process designed to help prevent any such contamination by Harmful Code. Hyperion will promptly provide ShowCase notice if Hyperion suspects any contamination."

12. The first sentence in Section 11.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

         "EXCEPT FOR THE EXPRESS WARRANTIES STATED IN SECTION 11.0, THE TECHNICAL INFORMATION AND SERVICES PROVIDED TO SHOWCASE HEREUNDER ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT."

13. Hyperion acknowledges and agrees that ShowCase and International Business Machines Corporation ("IBM") will be entering into certain development and license agreements (collectively, the "IBM Agreements") to develop and license for distribution by IBM and its agents certain ShowCase software products that include the ShowCase AS/400 Port. Hyperion hereby consents to ShowCase's disclosure of information related to the License Agreement including the Hyperion test suite, solely to the extent required for ShowCase to perform its obligations under the IBM Agreements, provided that any such disclosures are subject to an appropriate nondisclosure agreement between IBM and ShowCase, which contains terms that are as protective of Hyperion's confidential information as those set forth in Section 9 of the Agreement. Hyperion further agrees that, subject to the same confidentiality provisions stated above, including Section 9 of the Agreement, Hyperion will make available to ShowCase for delivery to IBM, if required by IBM, a copy of the Certificate of Originality that Hyperion submitted to IBM in connection with (*) in effect between IBM and Hyperion.

14. Hyperion consents to ShowCase establishing an escrow account with an independent third party escrow agent in order to place into escrow the source code for the ShowCase products licensed to IBM under the IBM Agreements which will include the source code for the ShowCase AS/400 Port, provided however, that the terms governing release of the source code and subsequent use by IBM thereof shall be materially the same as those set forth in (*) dated September 27, 1996 by and between Hyperion and IBM. Hyperion understands that IBM will have the right to obtain this source code for certain ShowCase software products (including, for example, the IBM AS/400 DB2/OLAP product) then- currently escrowed with such escrow agent if one of certain stated release conditions occurs; provided, however, that prior to any such release of the source code for the ShowCase AS/400 Port, IBM shall inform Hyperion in writing of such impending release and Hyperion shall have 30 days after its receipt of a copy of the IBM Agreements and of notice from IBM to elect in writing one of the following options:

                  (a) Hyperion may modify the (*) in order to add the ShowCase AS/400 Port as a licensed work under the (*), provided that IBM also assumes the obligation to support any IBM-owned code or products included in the ShowCase AS/400 Port products, and provided further that with respect to the ShowCase AS/400 Port, any reference in the (*) to list price or a similar term with respect to the calculation of royalties, shall refer to ShowCase's applicable list price; or


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  (b) Hyperion may have assigned to it, and assume on behalf of ShowCase, all royalties, and all obligations of ShowCase under the IBM Agreements related only to the ShowCase AS/400 Port product.

         Upon Hyperion's election of either of the above options, ShowCase, IBM and Hyperion will all cooperate in good faith to transfer all source code and other information reasonably needed in order for Hyperion to assume such obligations. ShowCase shall have no obligation under the License Agreement to pay any royalties to Hyperion for any copies of the ShowCase AS/400 Port product subsequently distributed by IBM and ShowCase shall not be entitled to any royalties for any copies of the ShowCase AS/400 Port product subsequently distributed by IBM.

15. Hyperion grants to ShowCase a non-exclusive license to market, distribute, and sublicense Wired subject to the terms and conditions contained in this Amendment and in the Agreement. ShowCase may change the name of Wired, add functionality to Wired, and change the appearance of Wired packaging and display screens. However, ShowCase shall preserve Hyperion's copyright notices and other proprietary markings on the Wired software media, documentation, and display screens.

16. Notwithstanding Section 2.5(a) of the License Agreement, Hyperion acknowledges and agrees that except for copyright and patent information displayed in the "About Box"; the IBM AS/400 DB2/OLAP product will not include an attribution to Hyperion.

17. Except as expressly modified herein, all terms and conditions of the Agreement remain unaltered and in full force and effect.

18. This Amendment I may be executed in counterparts, each of which shall be considered an original, and all of which taken together shall constitute one instrument.

Executed as of the effective date by the authorized representatives of the parties

SHOWCASE CORPORATION                      HYPERION SOLUTIONS CORPORATION


By     /s/ Ken Holec                      By       /s/ William B. Binch
    ----------------------------------        ----------------------------------
Name    Ken Holec                         Name      William B. Binch
     ---------------------------------         ---------------------------------
Title   President and CEO                 Title     SVP
      --------------------------------          --------------------------------